Exhibit 10.59
Memorandum of Understanding
Concerning the Lease Agreement between
The University of Tennessee Research Foundation and GTx, Inc.
As Amended July 20, 2009
RECITALS
WHEREAS, The University of Tennessee Research Foundation (the “SUBLESSOR”) and The University of Tennessee (the “LESSOR”) have entered into a Lease dated March 7, 2001, which was subsequently amended by agreements dated April 1, 2005 and July 20, 2009 (the “Lease”); and
WHEREAS, the SUBLESSOR and GTx, Inc., a Delaware corporation (the “SUBLESSEE”), have entered into a Sublease dated October 1, 2009 with the consent of LESSOR (the “Sublease”);
WHEREAS, the SUBLESSOR and SUBLESSEE desire to reduce the portion of the premises leased to the SUBLESSEE and the Rent to be paid by SUBLESSEE to SUBLESSOR, as hereinafter described;
NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration set forth herein, the parties agree as follows:
1.
The leased premises described in the Sublease shall be reduced as of the Effective Date from 71,754 square feet to 41,628 square feet as described below and shown on the Floor Plans attached to and incorporated within this Memorandum as Exhibit A:

CURRENT AND PROPOSED ALLOCATION OF SPACE
	Current Areas		Proposed New Areas
Floor	SUBLESSOR	LESSOR	SUBLESSOR	LESSOR
Basement	5,238		4,732	0
1st floor	12,563	3,625	8,210	10,010
2nd floor	23,326	5,771	22,708	6,210
3rd floor	30,626		5,978	23,302

Totals	71,754	9,396	41,628	39,522

	88%	12%	51%	49%
2.
Pursuant to Section 2 of the Sublease, as of the Effective Date, the Rent SUBLESSEE will continue to pay to SUBLESSOR for the reduced leased premises will be based on that portion of the “actual cost of operations” (as defined in the Sublease) for the Premises commensurate with the amount of space leased by SUBLESSEE. With the reduction of the leased premises, as of the Effective Date, SUBLESSEE will pay as Rent to SUBLESSOR 50% of the actual cost of operations of the Premises (which includes the building located on the Premises).

3.
This MOU is to become effective on May 1, 2011 (the “Effective Date”) and will continue in effect through the end of the current Sublease term on December 31, 2012. If SUBLESSEE determines to exercise any option to extend the Sublease, this MOU will continue in effect for up to an additional five (5) months through April 30, 2013.

4.
This MOU can be canceled with 90 days advance written notice and acceptance by all parties., in which event the lease premises will automatically return to the entire leased premises described in the Sublease.

5.	All parties agree to respect the privacy and confidentiality of intellectual property of each other as provided by Tennessee and federal law.
IN WITNESS WHEREOF, the SUBLESSEE and the SUBLESSEE have executed this Sublease in duplicate on the date written below.

THE UNIVERSITY OF TENNESSEE		GTx, Inc.
RESEARCH FOUNDATION		(SUBLESSEE)
(SUBLESSOR)

By:	/s/ Richard Magid Richard Magid	By:	/s/ Henry P. Doggrell Henry P. Doggrell
	Vice President		Vice President, General Counsel

Date: 14 April 2011		Date: April 13, 2011

THE UNIVERSITY OF TENNESSEE (LESSOR)

By:	/s/ Chares M. Peccolo Charles M. Peccolo
Treasurer

Date: April 19, 2011

Exhibit A
Floor Plans